REPORT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of streetTRACKS Series Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the streetTRACKS Series Trust comprising, respectively, the Dow Jones U.S. Large Cap Growth Index Fund,
Dow Jones U.S. Large Cap Value Index Fund, Dow Jones U.S. Small Cap Growth Index Fund, Dow Jones U.S. Small Cap Value Index Fund, Dow Jones Global Titans Index Fund, Wilshire REIT Index Fund, Morgan Stanley Technology
Index Fund, and FORTUNE 500 Index Fund), (collectively, the Funds) as of
June 30, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2004 by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the streetTRACKS Series Trust at June 30, 2004, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.




Boston, Massachusetts
August 18, 2004